UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): June 18, 2007


                               NATIONAL COAL CORP.
             (Exact name of registrant as specified in its charter)


          FLORIDA                     0-26509                     65-0601272
(State or other jurisdiction        (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)


                            8915 GEORGE WILLIAMS ROAD
                           KNOXVILLE, TENNESSEE 37923
                (Address of Principal Executive Offices/Zip Code)


                                 (865) 690-6900
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On June 18, 2007, we entered into a Purchase Agreement with Mann Steel Products, Inc., Frank C. Mann, II and William T. Mann, (collectively the "Sellers"), pursuant to which we will acquire, subject to the satisfaction of certain conditions, all of the issued and outstanding stock of Mann Steel Products along with all of its corporate assets, other than certain equipment, for an aggregate purchase price of $55,000,000. The purchase price is subject to adjustment based on Mann Steel's working capital at the end of the business day immediately prior to the closing.

         The consummation of the acquisition is conditioned on, among other customary requirements, the approval of the Purchase Agreement and the transactions and ancillary documents contemplated thereunder by our board of directors, our satisfaction with the results of our due diligence investigation of Mann Steel, the satisfaction of our lenders with the results of their due diligence investigation of Mann Steel, our receipt of certain audited and reviewed financial statements of Mann Steel, and Mann Steel having obtained all consents and approvals necessary for the consummation of the acquisition. In the event that we do not terminate the agreement on the later of July 18, 2007 and the day which is 14 days after our receipt of certain audited and reviewed financial statements of Mann Steel, the approval of our board of directors and our satisfaction with the results of our due diligence investigation shall no longer be conditions to our obligation to consummate the acquisition. In the event that we do not terminate the agreement on the later of August 18, 2007 and the day which is 21 days after our receipt of certain audited and reviewed financial statements of Mann Steel, the satisfaction of our lenders with the results of their due diligence investigation shall no longer be a condition to our obligation to consummate the acquisition.

         We agreed to indemnify Frank C. Mann, II and William T. Mann (the "Owners"), for all amounts in excess of $250,000, against losses based upon or resulting from any breach of our representations or warranties, our failure to perform any of our covenants or agreements contained in the Purchase Agreement, or any losses resulting from our post-closing operation of the business formerly conducted by the Owners, except for losses attributable to the operation of that business prior to the closing of the acquisition, or losses that result from the Sellers' breach of any covenant or agreement or from a misrepresentation made by the Sellers in the Purchase Agreement.

         The Owners agreed to indemnify us and certain of our affiliates, for all amounts in excess of $250,000, against losses based upon or resulting from any breach of their representations or warranties or their failure to perform any of their covenants or agreements contained in the Purchase Agreement. The Owners' liability under the indemnification provisions of the Purchase Agreement will not exceed $12,000,000 in the aggregate.

         The Purchase Agreement may be terminated upon the mutual consent of the parties thereto, by either the Sellers or our company after September 30, 2007 if the closing has not occurred by such date, or by either the Sellers or our company upon 10 days prior written notice for the other party's failure to perform their covenants or a material breach of their representations and warranties under the Purchase Agreement.


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


         The parties have agreed to bear their own expenses in connection with the acquisition. In the event that a party terminates the Purchase Agreement for the other party's failure to perform their covenants or a material breach of their representations and warranties, and prior to such termination the terminating party has satisfied the conditions precedent to the other party's obligation to consummate the acquisition, the non-terminating party shall reimburse the terminating party for the actual amount of its reasonable, documented expenses up to a maximum of $250,000.

         Pursuant to the terms of the Purchase Agreement, we deposited $250,000 into an escrow account as an earnest money deposit. In the event the Sellers terminate the Purchase Agreement for our failure to perform our covenants or a material breach of our representations and warranties, the Sellers shall be entitled to receive the earnest money deposit as liquidated damages.

         Prior to their entry into the Purchase Agreement, the parties thereto had no material relationship.

         On June 22, 2007, we issued a press release announcing the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

         (d)      Exhibits.

                  The following exhibits are filed herewith:

                  EXHIBIT
                  NUMBER   DESCRIPTION
                  -------  -----------

                  99.1 Press release issued by National Coal Corp., dated June 22, 2007.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  NATIONAL COAL CORP.



Date:    June 22, 2007            By:  /s/ T. Michael Love
                                      ----------------------------------------
                                           T. Michael Love
                                           Chief Financial Officer


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